Exhibit 10.126

FLOW COMMERCIAL MORTGAGE LOAN PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into as of December 1, 2015 by and between PennyMac Loan Services, LLC (the “Seller”) and PennyMac Corp. (the “Purchaser”).

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain first-lien commercial mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered individually on various dates as provided herein (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a commercial property; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, transfer of servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01Defined Terms.

Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

“Advances”:  All recoverable Escrow Advances and Servicing Advances.

“Anticipated Repayment Date”:  With respect to any Mortgage Loan that is identified in Schedule 1 to the Purchase Price and Terms Agreement as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“ARD Loan”:  Any Mortgage Loan the terms of which provide that if, after an Anticipated Repayment Date, the related Borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at the Revised Rate rather than the Initial Rate.

“Assignment”:  An assignment of an individual Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the assignment of the Mortgage and the sale or transfer of the Mortgage Loan from the Seller to the Purchaser, in substantially the form of Exhibit A.

“Assignment of Leases, Rents and Profits”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of California are authorized or obligated by law or executed order to be closed.

“Closing Date”:  The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, Mortgage Loans and the Servicing Rights related to such Mortgage Loans.  The Closing Date shall be the date designated as such in the related Purchase Price and Terms Agreement.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collateral”:  With respect to a Mortgage Loan, the Mortgaged Property and any other collateral security for the obligation of the Mortgagor to repay such Mortgage Loan.

“Cut-off Date”:  The date designated as such in the related Purchase Price and Terms Agreement.

“Defect”:  Defined in Section 2.04.

“Endorsement”:  Endorsement of a Mortgage Note, without recourse, by the Seller.

“Escrow Advances”:  Any amounts advanced by Seller, Purchaser or the third party servicer for either Seller or Purchaser for the purpose of effecting the payment of taxes, assessments and any insurance premiums relating to a Mortgaged Property.

“Escrowed Funds”:  (i) Funds that are escrowed with Seller by a Mortgagor under the Mortgage Loan Documents on account of real estate taxes, insurance premiums, insurance proceeds, repairs, improvements, tenant security deposits, reserves or other purpose relating to the Mortgage Loan, (ii) funds that are advanced by Seller into an escrow or other account established pursuant to a Mortgage Loan Document for any of the foregoing purposes, and (iii) funds that are held by Seller in a suspense account or in any other account which funds have not been applied to the Mortgage Loan, including, without limitation, adequate protection payments and cash collateral held by Seller.

“Hazard Insurance Policy”:   Defined in Section 3.02(xv).

“Initial Rate”:  The stated Mortgage Rate with respect to an ARD Loan as of the Cut-off Date.

“Liability Insurance Policy”:  Defined in Section 3.02(xvi).

“Loan Amount”: The principal balance of the Mortgage Loan on the Cut-off Date.

 “Mortgage”:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates an unsubordinated first lien on the fee simple estate in the real property securing the Mortgage Note.

“Mortgage Loan”:  An individual mortgage loan, including but not limited to the Mortgage Loan Documents and all documents included in the Submitted Mortgage File, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement.

“Mortgage Loan Documents:”    All instruments and documents executed in connection with a Mortgage Loan, including the Mortgage Note and the Mortgage and any environmental indemnities and guaranties.

“Mortgage Loan Information”:  The Mortgage Loan information set forth on Schedule 1 to each Purchase Price and Terms Agreement with respect to each Mortgage Loan.

“Mortgage Note”:  The promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

“Mortgage Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default), as set forth in the related Note from time to time.

“Mortgagor”:  The obligor on a Mortgage Note.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

“Purchase Price”:  Defined in Section 2.01(b).

“Purchase Premium”:  The amount by which the Purchase Price for a Mortgage Loan or pool of Mortgage Loans exceeds the Loan Amount of such Mortgage Loan as of the applicable Cut-off Date.  A Purchase Premium will exist for any Mortgage Loan for which the Purchase Price Percentage exceeds one hundred percent (100%).

“Purchase Price and Terms Agreement”:  With respect to each Mortgage Loan, an agreement, in the form attached hereto as Exhibit B, by and between the Seller and the Purchaser.

“Purchase Price Percentage”:  As defined in Section 2.01(d) hereof.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Revised Rate”:  With respect to those Mortgage Loans identified on Schedule 1 to the Purchase Priece and Terms Agreement as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

“Servicing Advances”:  All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by Seller, Purchaser or a third party servicer for either Seller or Purchaser that do not constitute Escrow Advances incurred in the performance by Seller, Purchaser or a third party servicer for either Seller or Purchaser of its servicing obligations, including but not limited to, the cost (including reasonable attorneys’ fees and disbursements), related to (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, and (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage (including default management and similar services, appraisal services and real estate broker services).

“Servicing Rights”:  Any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments or other monies received for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights thereunder; (e) Escrowed Funds or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

“Submitted Mortgage File”:  The Mortgage Loan Documents and any other documents, instruments and agreements required by the Purchaser and pertaining to a particular Mortgage Loan as specified on Schedule 2 to the applicable Purchase Price and Terms Agreement.

ARTICLE II

SALE AND CONVEYANCE OF MORTGAGE LOANS;
POSSESSION OF SUBMITTED MORTGAGE FILES;
BOOKS AND RECORDS;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01Sale and Conveyance of Mortgage Loans; Delivery of Mortgage Loan Documents.

(a)Subject to the terms and conditions of this Agreement, the Seller agrees from time to time to sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as provided for herein), but subject to the terms of this Agreement, and the Purchaser agrees to purchase from time to time, for the Purchase Price, the Mortgage Loans identified in the related Purchase Price and

Terms Agreement, together with the related Submitted Mortgage Files, the Servicing Rights and all rights and obligations arising under the documents contained therein.

(b)Seller shall provide to Purchaser access to the Submitted Mortgage Files and copies of all other information and materials in Seller’s or its agent’s possession or control relating to the Mortgage Loan Purchaser is contemplating purchasing. Purchaser shall conduct such due diligence concerning such Mortgage Loan as Purchaser shall deem to be appropriate, including, without limitation, conducting credit checks on obligors of such Mortgage Loan and reviewing title materials relating to the Mortgaged Property that secures such Mortgage Loan.  Purchaser may elect to purchase any such Mortgage Loan, in Purchaser’s sole discretion.  If Purchaser elects to purchase any such Mortgage Loan pursuant to this Agreement, Purchaser will provide to Seller a Purchase Price and Terms Agreement relating to any such Mortgage Loan Purchaser has elected to purchase, completed and executed by Purchaser.  Within two (2) Business Days following its receipt of such Purchase Price and Terms Agreement, Seller will return to Purchaser such Purchase Price and Terms Agreement, executed by Seller.

(c)The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Submitted Mortgage Files and other due diligence for the Mortgage Loans shall not affect the Purchaser’s rights to demand repurchase or other relief as provided herein or affect the Seller’s obligations with respect thereto.

(d)The Purchase Price for each Mortgage Loan shall be (a) the percentage (the “Purchase Price Percentage”) stated in the related Purchase Price and Terms Agreement, multiplied by the Loan Amount of such Mortgage Loan as of the related Cut-off Date, plus (b) such amount, if any, of accrued interest on such Mortgage Loan as is described and agreed to in the applicable Purchase Price and Terms Agreement, but in no event will Purchaser be obligated to pay for more than 60 days of accrued and unpaid interest on any Mortgage Loan, plus (c) all outstanding Advances with respect to such Mortgage Loan.  The Purchase Price for a Mortgage Loan shall be paid to the Seller by wire transfer of immediately available funds on the related Closing Date to the account of the Seller set forth in the related Purchase Price and Terms Agreement.

(e)The Purchaser shall be entitled to (1) all payments of principal received in regard to the Mortgage Loan on and after the related Cut-off Date, and (2) all payments of interest and other payments on the Mortgage Loan (including, without limitation, reimbursement of Advances) received on and after the related Cut-off Date.

(f)The following shall be conditions precedent to the obligation of the Purchaser to pay the Purchase Price to the Seller:

(1)The Seller shall deliver to the Purchaser the Submitted Mortgage File, as well as such other documentation requested by the Purchaser;

(2)The Seller shall execute and deliver to the Purchaser an Endorsement without recourse with respect to each of the Mortgage Notes; and

(3)The Seller shall execute, acknowledge and deliver to the Purchaser an Assignment with respect to each of the Mortgages;

(4) The Seller shall prepare and deliver to the Purchaser a UCC‑3 assignment statement with respect to each of the UCC-1 financing statements (if any) previously filed with respect to the Mortgage Loans, naming the Purchaser as assignee of secured party; and

(5) The Seller shall have notified each Mortgagor under each Mortgage Loan that all rights under such Mortgage Loan have been transferred to the Purchaser, and that all future payments with respect to such Mortgage Loan are to be made directly to the Purchaser, and the address to which such payments are to be made at the Purchaser, pursuant to a written notice in form and substance satisfactory to Purchaser (and Seller shall provide Purchaser with copies of each such written notice sent to each such Mortgagor, which written notice shall have been sent to each Mortgagor via both regular mail, and certified mail return receipt requested).

(g)If the Seller cannot deliver an original Mortgage with evidence of recording thereon, or an original Assignment with evidence of recording thereon by the applicable Closing Date, the Seller shall promptly deliver the same to the Purchaser upon receipt thereof from the public recording official, except in cases where the original Mortgage or Assignment is retained permanently by the recording office, in which case the Seller shall deliver an original copy of such Mortgage or Assignment, certified by the public recording office to be a true and complete copy of the recorded original thereof, as the case may be.

(h)In the event that (i) the original recorded Mortgage was not delivered pursuant to Section 2.01(f) above, or (ii) any original recorded Assignment was not delivered pursuant to Section 2.01(f) above, the Seller shall use best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, in the event that the original Mortgage or original Assignment is not so delivered to the Purchaser within forty-five (45) days following the applicable Closing Date, the Seller shall, upon the request of the Purchaser, repurchase the Mortgage Loan in the manner specified in Sections 3.03(d),  (e) and (f).

Section 2.02Possession of Submitted Mortgage Files.

Upon each Closing Date, the ownership of each Mortgage Loan, including the Mortgage Loan Documents and the contents of the related Submitted Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall be vested in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser.

Section 2.03Examination of Submitted Mortgage Files.

As provided in Section 2.01(b) above, the Seller shall make the related Submitted Mortgage File with respect to each Mortgage Loan available for examination by the Purchaser via secure electronic transmission.  Such examination of the Submitted Mortgage Files may be made by the Purchaser or its designee at any reasonable time before the related Closing Date.    The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Submitted Mortgage Files shall not impair in any way the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided in this Agreement, provided, however, that the Purchaser (or any of its successors) may not, following the related Closing Date, demand repurchase, substitution or other relief with respect to a Mortgage Loan based on a breach of a representation or warranty set forth in Section 3.02 that is disclosed as to such Mortgage Loan in the applicable Purchase Price and Terms Agreement.

Section 2.04Defective Documents.

If the Purchaser finds any document or documents constituting a part of a Submitted Mortgage File which was delivered or which was to be delivered by the Seller to the Purchaser (including documents in the Submitted Mortgage File which were received by the Seller from its borrower) to be defective or missing in any material respect (a “Defect”), the Purchaser shall so notify the Seller within sixty (60) days of discovery by the Purchaser of the Defect.  If the Seller finds a Defect, the Seller shall promptly so notify the Purchaser.  The Seller shall have a period of forty (40) days following receipt of written demand for correction or cure from the Purchaser within which to correct or cure any such Defect after the Seller is notified of same.  If the Defect is capable of cure, but is not reasonably expected to be cured within such forty (40) day period, the Seller may, by written notice to the Purchaser, request additional time within which to effect correction or cure.  The Purchaser shall have no obligation to grant any such extension of time for correction or cure.  If the Purchaser does grant such an extension of time, the Seller shall have such additional time for correction or cure as is expressly granted in writing by the Purchaser.  The Seller hereby covenants and agrees that, if the Defect is not corrected or cured within the applicable cure period described above, the Seller will, upon the expiration of such cure period, repurchase the related Mortgage Loan in the manner set forth in Section 3.03.    Discovery by the Purchaser or the Seller of the possible existence of fraud in connection with a Mortgage Loan shall not constitute a Defect, but shall be governed by the provisions of Sections 3.02(iv) and 3.03.

Section 2.05Payments Received by Seller Following the Closing Date.

Without limiting Sections 2.02 or 2.04 above, should the Seller receive any monthly payments of principal and interest or payments of any other sums in connection with or owing with respect to any of the Mortgage Loans following the applicable Closing Date, Seller shall promptly (and in any event within two (2) Business Days)~~,~~ remit all such payments and sums to Purchaser.

Section 2.06Assignment of Non-Seller Originated Loans.

On the applicable Closing Date, Seller shall also be deemed to have assigned, conveyed and transferred to Purchaser all of Seller’s right, title and interest in all purchase agreements under which Seller acquired any non-Seller originated Mortgage Loan sold on such Closing Date.  If requested by Purchaser, Seller shall execute and deliver to Purchaser such additional assignments of the loan purchase agreements with respect to the non-Seller originated Mortgage Loans as Purchaser shall reasonably request.

Section 2.07Refinance of Mortgage Loans.

Seller shall not, without the prior written consent of Purchaser, refinance any Mortgage Loan prior to the date that is sixty (60) days prior to the maturity date of such Mortgage Loan.  In connection with the refinance of any such Mortgage Loan, Seller shall give to Purchaser a right to participate in or purchase such Mortgage Loan on terms that are reasonably acceptable to both Seller and Purchaser (it being understood that Purchaser is not, hereby, committing to any such participation or purchase of any such refinanced Mortgage Loan).

Section 2.08Substitution of Trustees.

Seller shall cooperate fully with Purchaser, and take all actions reasonably requested by Purchaser, in causing and effectuating the substitution of new trustees designated by Purchaser for the existing trustees under any or all of the Mortgages, as required by Purchaser in its sole discretion; which actions shall include, without limitation, completing and obtaining the necessary information and signatures on substitution of trustee forms acceptable to Purchaser, and to otherwise cooperate fully in the transfer of the trustee position under each Mortgage designated by Purchaser to the new trustee designated by Purchaser.

Section 2.09Repayment of Purchase Premium.

 Seller agrees that as to any Mortgage Loan that is repaid in full within one year of the Closing Date, Seller shall repay to Purchaser the Purchase Premium paid by Purchaser with respect to each such Mortgage Loan.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Purchaser that as of each Closing Date:

(i)Due Organization.  The Seller is, and as of the date of the origination of each Mortgage Loan that Seller originated was, an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan;

(ii)Due Authority, Execution and Enforceability.  The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement, the Assignments and the Endorsements.  This Agreement (assuming due authorization, execution and delivery of this Agreement by the Purchaser), the Assignments and the Endorsements constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(iii)No Conflict.  None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

(iv)Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)No Material Default.  The Seller is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller is a party or by which it is bound, which default would have a material effect on the ability of the Seller to perform under this Agreement, nor to the best of Seller’s knowledge, has any event occurred which with notice would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(vi)No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Submitted Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(vii)Origination/Collection Practices.  The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage Loan have been in all respects legal, proper and prudent in the mortgage origination and servicing business;

(viii)Genuineness of Documents.  All documents prepared by the Seller or the Mortgagor and submitted to the Purchaser are genuine, and the Seller certifies that any and all copies of documents concerning Mortgage Loans purchased by the Purchaser are accurate and complete copies of those documents within the Seller’s files;

(ix)Fidelity Bond and Errors and Omissions Insurance.  The Seller maintains a fidelity bond and errors and omissions insurance coverage each in an amount of at least one million dollars ($1,000,000), and has provided the Purchaser with evidence thereof;

(x)Enforcement Actions.  The Seller is not subject to any enforcement action relating to commercial real estate lending issued by a federal or state regulatory agency.  Except as disclosed by the Seller to the Purchaser, the Seller is not subject to any enforcement actions not relating to commercial real estate lending issued by a federal or state regulatory agency.

Section 3.02Representations and Warranties as to Individual Mortgage Loans.

With respect to each Mortgage Loan, the Seller hereby makes the representations and warranties set forth on Exhibit C to the Purchaser as of the related Closing Date.

Section 3.03Repurchase.

(a)It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Submitted Mortgage File by the Purchaser or its agents.

(b)Upon discovery by the Purchaser of a failure or breach of any of the foregoing representations and warranties set forth in Sections 3.01 or 3.02 as to or that affect any Mortgage Loan, the Purchaser may give written notice of such failure or breach to the Seller.  Unless permitted a greater period of time to cure as set forth in Section 2.04 and except as to a breach of Section 3.02(iv), for which there shall be no cure period, the Seller shall have a period of thirty (30) days from the earlier of discovery by Seller or receipt of written notice from the Purchaser to the Seller of any such failure or breach of representation or warranty within which to correct or cure such failure or breach of representation or warranty at the Seller’s sole expense.

(c)The Seller hereby covenants and agrees that if any such failure or breach of representation or warranty is not corrected or cured within the applicable cure period, the Seller will, within five (5) days after demand to do so by the Purchaser, repurchase the affected Mortgage Loan in the manner specified in Sections 3.03(d), (e) and (f).

(d)The repurchase price will be equal to the sum of:

(i)the original purchase price of the affected Mortgage Loan less any amounts received by Purchaser with respect to such Mortgage Loan on or prior to the date of repurchase; plus

(ii)all accrued interest on such Mortgage Loan from the date to which interest was last paid through and including the date of repurchase; plus

(iii)all other amounts payable under the Mortgage Loan Documents for such Mortgage Loan through the time of repurchase; plus

(iv)Purchaser’s reasonable and customary out-of-pocket expenses incurred by Purchaser in transferring such Mortgage Loan back to Seller (as reasonably approved by Seller); plus

(v)all unreimbursed Advances made by Purchaser or any servicer of the related Mortgage Loan for the Purchaser, other than Seller.

(e)Any repurchase shall be accomplished by delivery to the Purchaser, in immediately available funds, of the amount of the repurchase price.

(f)Upon delivery to the Purchaser of the repurchase price, the Purchaser shall take each of the actions described in Section 2.01(e) to assign the Mortgage Loan Documents back to the Seller without recourse, representation or warranty.

Section 3.04Non-Solicitation.

The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans or for any other loan products, or for any financial services; provided, however, that (1) mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that is not exclusively directed towards the Mortgagors, or (2) a solicitation for business from the Purchaser, its parent or affiliated companies to a Mortgagor that does not derive from a full or partial list of the Mortgagors shall not constitute “solicitation” and shall not violate this covenant.

ARTICLE IV

THE SELLER

Section 4.01Indemnification; Third Party Claims.

Without limiting Section 3.03 hereof, but subject to the limitations set forth below, the Seller agrees to indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may incur or sustain in any way related to any acts or omissions by Seller occurring with respect to any of the Mortgage Loans prior to the related  Closing Date, including without limitation any lender liability claims and other claims based on the alleged wrongful actions of Seller (collectively, “Claims”). The Seller shall immediately assume the defense of any such Claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such Claim.  Nothing contained herein shall prohibit the Purchaser, at Seller’s expense, from retaining its own counsel to assist in such proceedings or to observe such proceedings.

Section 4.02Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including, without limitation, by means of the sale of all or substantially all of the Seller’s assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be obligated to perform Seller’s obligations under this Agreement, anything herein to the contrary notwithstanding.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 5.02Notices.

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Seller, PennyMac Loan Services, LLC, 36 Discovery, Suite 220, Irvine, CA 92618, Attention: Steve Skolnik or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, and (ii) in the case of the Purchaser, PennyMac Corp., 6101 Condor Drive, Moorpark, CA 93021, Attention: Andrew Chang, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

Section 5.03Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.04Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 5.05General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(iv)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 5.06Waivers and Amendments, Non-contractual Remedies; Preservation of Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  Except as otherwise provided for herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 5.07Captions.

All section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 5.08Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 5.09Entire Agreement.

This Agreement (including the Schedules and Exhibits annexed hereto or referred to herein) between the parties hereto contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

Section 5.10Further Assurances.

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  The Seller will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

Section 5.11Jurisdiction; Venue.

The parties hereby agree that any controversy arising under or in relation to this Agreement shall be shall be tried and litigated only in the state and federal courts located in the Counties of Los Angeles or Orange, State of California.  The parties hereby irrevocably consent to jurisdiction, and venue of such courts for any such litigation and waive any other venue to which they might be entitled.

Section 5.12Mutual Drafters; Interpretation.

This Agreement is the product of negotiation between the Purchaser and the Seller.  Accordingly, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.  Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.

Section 5.13Attorneys’ Fees.

In the event any party to this Agreement shall be required to commence any proceeding against any other party pursuant to this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the other party, or parties, the prevailing party’s reasonable attorneys’ fees and costs including, without limitation, all witness fees and associated expenses, including matters on appeal, whether or not the proceeding or action proceeds to judgment.  Except as may be otherwise provided herein, each of the parties to this Agreement will bear their own attorneys’ fees incurred in the negotiation and preparation of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of December 15, 2015.

“Seller:”

PENNYMAC LOAN SERVICES, LLC

By:	/s/ Vandad Fartaj
Vandad Fartaj
Chief Capital Markets Officer

“Purchaser:”

PENNYMAC CORP.

By:	/s/ Steven F. Skolnik
Steven F. Skolnik
Chief Commercial Lending Officer

List of Exhibits and Schedules:

Exhibit AForm of Assignment

Exhibit BForm of Purchase Price and Terms Agreement

Exhibit CRepresentations and Warranties

EXHIBIT A

FORM OF ASSIGNMENT

WHEN RECORDED MAIL TO:

PennyMac Corp.

6101 Condor Drive

Moorpark, CA 93021

Attention:  _____________

Loan no.:

Escrow no.:

======================================================================================

CORPORATION ASSIGNMENT OF DEED OF TRUST

FOR VALUE RECEIVED, the undersigned hereby grants, assigns and transfers to

                                                  all beneficial interest under that certain Deed of Trust dated                                    , executed by _______________________________________ Trustors, to                                                  , Trustee as per  Deed of Trust  and recorded on                                              as Instrument No. _____________ in book                                       , page                              , of Official Records in the County Recorder’s office                           County, describing land therein as:

“AS DESCRIBED ON SAID RECORDED DEED OF TRUST REFERRED TO HEREIN”

TOGETHER with the note or notes therein described or referred to, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Deed of Trust.

By:
Name:
Title:

======================================================================================

ACKNOWLEDGMENT

STATE OF CALIFORNIA)
)
COUNTY OF _____________)

On _____________________, before me, ____________________, a Notary Public, personally appeared ____________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

EXHIBIT  B

FORM OF PURCHASE PRICE AND TERMS AGREEMENT

THIS PURCHASE PRICE AND TERMS AGREEMENT, dated as of ______________, 20__ (this “Purchase Price and Terms Agreement”), is hereby executed by and between PennyMac Loan Services, LLC, as seller and interim servicer (the “Seller”), and PennyMac Corp., as purchaser (the “Purchaser”) under this Purchase Price and Terms Agreement and the  Flow Commercial Mortgage Loan Purchase Agreement, dated as of December 1, 2015 (the “MLPA”), all the provisions of which are incorporated herein and shall be a part of this Purchase Price and Terms Agreement as if set forth herein in full (this Purchase Price and Terms Agreement together with the MLPA so incorporated, the “Agreement”).

PRELIMINARY STATEMENT

The Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser, on a servicing released basis and without recourse, a Mortgage Loan, as described in, and having a Loan Amount as described in, the Schedule attached hereto as Schedule 1.

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Purchaser and the Seller agree hereby as follows:

1.MLPA; Designation.

The Seller and the Purchaser acknowledge that the MLPA prescribes certain obligations of the Seller and the Purchaser with respect to the Mortgage Loan.  The Seller and the Purchaser each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that the MLPA is and shall be a part of this Agreement to the same extent as if set forth herein in full.

2.Defined Terms.

In addition to the definitions set forth in Article I of the MLPA, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article in regard to the Mortgage Loans being sold pursuant to this Purchase Price and Terms Agreement.

Mortgage Loan: ____________________________

Cut-off Date:  ____, 20__.

Closing Date:  ____, 20__.

Purchase Price Percentage:  _____%

Loan Amount:  $________

Purchase Price (Purchase Price Percentage x Loan Amount): $________

Accrued Interest:  $_______

3.Conveyance of Mortgage Loan; Possession of Submitted Mortgage Files.

The Seller, simultaneously with the execution and delivery of this Purchase Price and Terms Agreement, does hereby agree, as provided in the MLPA, to absolutely sell, transfer and assign, without recourse, except as set forth in the MLPA, to the Purchaser the ownership interest comprising all of the right, title and interest of the Seller in and to the Mortgage Loan identified on Schedule 1 hereto on a servicing released basis and all principal, interest and other proceeds of any kind received with respect to such Mortgage Loan, including but not limited to proceeds derived from the conversion, voluntary or involuntary, of any of such assets into cash or other liquidated property.

4.Wire Instructions.

A.  Distributions that may be made to Purchaser by wire transfer pursuant to the MLPA shall be made in accordance with the following wire instructions:

Bank:  _____________________

ABA Number:  ________________

Account Name:  ________________

Account Number:  ________________

Reference:  ________________

Attn:  ________________

or in accordance with such other instructions as may hereafter be furnished to the Seller in writing by the Purchaser, provided that such instructions have been received by the Seller prior to the date the distribution in question is made.

B.  The Purchase Price for the Mortgage Loans will be wire transferred by Purchaser to the Seller in accordance with the following wire transfer instructions:

Bank:  _____________________

ABA Number:  ________________

Account Name:  ________________

Account Number:  ________________

Reference:  ________________

Attn:  ________________

or in accordance with such other instructions as may hereafter be furnished to the Purchaser in writing by the Seller, provided that such instructions have been received by the Purchaser prior to the related Closing Date.

5.Counterparts.

This Purchase Price and Terms Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.Governing Law.

This Purchase Price and Terms Agreement shall be governed by and construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.Amendment.

This Purchase Price and Terms Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Purchase Price and Terms Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

SELLER:

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

PURCHASER:

PENNYMAC CORP.

By:
Name:
Title:

SCHEDULE 1

TO THE PURCHASE PRICE AND TERMS AGREEMENT

MORTGAGE LOAN INFORMATION

SCHEDULE 2

TO THE PURCHASE PRICE AND TERMS AGREEMENT

CONTENTS OF SUBMITTED MORTGAGE LOAN FILE

SCHEDULE 3

TO THE PURCHASE PRICE AND TERMS AGREEMENT

EXCEPTIONS

TITLE EXCEPTIONS

EXHIBIT C

REPRESENTATIONS AND WARRANTIES

1.Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a loan combination identified as such on Schedule 3 to the applicable Purchase Price and Terms Agreement, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan Documents.

3.Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Submitted Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Submitted Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.Lien; Valid Assignment. Subject to the Standard Qualifications, each Assignment and assignment of Assignment of Leases, Rents and Profits to the Purchaser constitutes a legal, valid and binding assignment to the Purchaser. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor's fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the title exceptions to paragraph (6) set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement (each such title exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller's knowledge, is free and clear of any recorded mechanics' liens, recorded materialmen's liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender's title insurance policy (as described below), and, to the Seller's knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender's title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform

Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

6.Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor's ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller's knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller's knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen's liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.Assignment of Leases, Rents and Profits. There exists as part of the related Submitted Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9.UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller's knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.Condemnation. As of the date of origination and to the Seller's knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller's knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.Actions Concerning Mortgage Loan. As of the date of origination and to the Seller's knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor's interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor's title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor's ability to perform under the related Mortgage Loan, (d) such guarantor's ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14.Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

15.No Holdbacks. The Loan Amount as of the Cut-off Date of the Mortgage Loan set forth on Exhibit A to the Applicable Purchase Price and Terms Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16.Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody's Investors Service, Inc. or (iii) at least “A-” from Standard & Poor's Ratings Services (collectively the “Insurance  Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody's Investors Service, Inc. or “A-” by Standard & Poor's Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cutoff Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the lender to maintain such insurance at the Mortgagor's cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days' prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days' prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17.Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18.No Encroachments. To Seller's knowledge based solely on surveys obtained in connection with origination and the lender's Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19.No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20.REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21.Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Purchaser.

23.Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller's knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

24.Local Law Compliance. To the Seller's knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect's letter, a zoning consultant's report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller's knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.Recourse Obligations. The Mortgage Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

27.Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.8600-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Mortgagor's delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

28.Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members' capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller's knowledge, do not, as of the Cutoff Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule 3 to the applicable Purchase Price and Terms Agreement;  provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30.Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement, or future permitted mezzanine debt in each case as set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Loan Amount in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Loan Amount of $20 million or more has a counsel's opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Loan Amount equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant's fees and opinions of counsel.

33.Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

34.Ground Leases. For purposes of the Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

a.The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

b.The lessor under such Ground Lease has agreed in a writing included in the related Submitted Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Submitted Mortgage File;

c.The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

d.The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

e.The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

f.The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller's knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller's knowledge, such Ground Lease is in full force and effect as of the Closing Date;

g.The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

h.A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender's receipt of notice of any default before the lessor may terminate the Ground Lease;

i.The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

j.Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee's interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

k.In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee's interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

l.Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

37.No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller's knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit C. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

38.Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller's knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

40.Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A-(or the equivalent) by Moody's, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller's knowledge, except as set forth in the ESA, there is no Environmental

Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41.Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

42.Mortgage Loan Information. The Mortgage Loan Information pertaining to each Mortgage Loan which is set forth on Schedule 1 to the applicable Purchase Price and Terms Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Agreement to be contained therein.

43.Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, except as set forth on Schedule 3 to the applicable Purchase Price and Terms Agreement.

44.Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan Documents, and, to Seller's knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45.Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.